La Jolla Pharmaceutical Company Reports Positive Results from Phase 1 Study of LJPC-401

-Dose-dependent, Statistically Significant Reduction in Serum Iron Observed (p=0.008)

-LJPC-401 Well Tolerated; No Dose-Limiting Toxicities at Any Dose Level

-Conference Call at 9:00 AM Eastern Time on Thursday, September 8, 2016

SAN DIEGO, CA - September 7, 2016 - La Jolla Pharmaceutical Company (NASDAQ: LJPC) (the Company or La Jolla), a leader in the development of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases, today reported positive results from its Phase 1 study of LJPC-401 in patients at risk of iron overload.

The Phase 1 study is a multi-center, open-label, dose-escalation study evaluating the safety, tolerability, and effect on serum iron of a single dose of LJPC-401 in patients at risk of iron overload due to conditions such as hereditary hemochromatosis (HH), thalassemia, and sickle cell disease (SCD). Fifteen patients were dosed at escalating dose levels ranging from 1 mg to 20 mg.

LJPC-401 was well tolerated, and there were no dose-limiting toxicities observed. Injection-site reactions were the most commonly reported adverse event. These were all mild or moderate in severity, self-limiting, and fully resolved. There were no significant changes in serum chemistries or hematology other than serum iron parameters.

A dose-dependent, statistically significant reduction in serum iron was observed (p=0.008 for dose response; not adjusted for multiple comparisons). At the 20 mg dose level, LJPC-401 reduced serum iron by an average of 58.1% from baseline to hour 8 (p=0.001; not adjusted for potential regression to the mean effect), and serum iron had not returned to baseline through day 7 (21.2% reduction from baseline to the end of day 7).

Dose Group	Mean Percent Change in Serum Iron from Baseline to Hour 8
1 mg (n=3)	-14.2% (p=0.149)
5 mg (n=3)	-26.7% (p=0.304)
10 mg (n=3)	-45.5% (p=0.054)
20 mg (n=6)	-58.1% (p=0.001)
P-values not adjusted for potential regression to the mean effect

“The results from this study demonstrate a clear, dose-dependent effect of LJPC-401 on serum iron, a clinically important measure,” said George F. Tidmarsh, M.D., Ph.D., President and Chief Executive Officer of La Jolla. “We look forward to continuing the development of LJPC-401, which we believe can potentially help patients suffering from the effects of iron overload by restoring physiologically relevant levels of hepcidin, the body’s natural regulator of iron absorption and distribution.”

Conference Call at 9:00 AM Eastern Time on Thursday, September 8, 2016

La Jolla will host a conference call and webcast on Thursday, September 8, 2016 at 9:00 AM Eastern Time (6:00 AM Pacific Time). The conference call can be accessed by dialing 877-359-9508 for domestic callers and 224-357-2393 for international callers. Please provide the operator with the passcode 77161203 to join the conference call or click here for the webcast. A slide presentation accompanying today’s press release and the conference call may also be found on La Jolla’s website at www.ljpc.com under the investor relations section. An archive of the conference call and webcast will be available on La Jolla’s website for 30 days following the call.

About LJPC-401

LJPC-401 is La Jolla’s novel formulation of synthetic hepcidin. Hepcidin, an endogenous peptide hormone, is the body’s naturally occurring regulator of iron absorption and distribution. In healthy individuals, hepcidin prevents excessive iron accumulation in vital organs, such as the liver and heart, where it can cause significant damage and even result in death.

La Jolla is developing LJPC-401 for the potential treatment of iron overload, which occurs as a result of diseases such as hereditary hemochromatosis (HH), beta thalassemia, sickle cell disease (SCD) and myelodysplastic syndrome (MDS). HH is a disease characterized by a genetic deficiency in hepcidin. HH is the most common genetic disease in Caucasians and causes liver cirrhosis, liver cancer, heart disease and/or failure, diabetes, arthritis and joint pain. Beta thalassemia, SCD and MDS are genetic diseases of the blood that can cause life-threatening anemia and usually require frequent and life-long blood transfusions. These blood transfusions cause excessive iron accumulation in the body, which is toxic to vital organs, such as the liver and heart. In addition, the underlying anemia causes excessive iron accumulation independent of blood transfusions.

In September 2016, La Jolla reported positive results from a Phase 1 study of LJPC-401 in patients at risk of iron overload suffering from HH, thalassemia and SCD. Single, escalating doses of LJPC-401 were associated with a dose-dependent, statistically significant reduction in serum iron. LJPC-401 was well tolerated with no dose-limiting toxicities. Injection-site reactions were the most commonly reported adverse event. These were all mild or moderate in severity, self-limiting, and fully resolved.

Also in September 2016, La Jolla announced that it has reached agreement with the European Medicines Agency (EMA) on the design of a pivotal study of LJPC-401. The pivotal study will be a randomized, controlled, multi-center study in beta thalassemia patients suffering from iron overload, a major unmet need in an orphan patient population. The primary endpoint will be a clinically relevant measurement directly related to iron overload. La Jolla plans to initiate this study in mid-2017.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases. The Company has several product candidates in development. LJPC-501 is La Jolla’s proprietary formulation of angiotensin II for the potential treatment of catecholamine-resistant hypotension. LJPC-401 is La Jolla’s novel formulation of synthetic hepcidin for the potential treatment of conditions characterized by iron overload, such as hereditary hemochromatosis, beta thalassemia, sickle cell disease and myelodysplastic syndrome. LJPC-30S is our next-generation gentamicin derivative program that is focused on therapeutics for the potential treatment of serious bacterial infections as well as rare genetic disorders, such as cystic fibrosis and Duchenne muscular dystrophy. For more information on La Jolla, please visit www.ljpc.com.

Forward Looking Statement Safe Harbor

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the Company’s future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from these forward-looking statements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), all of which are available free of charge on the SEC’s web site www.sec.gov. These risks include, but are not limited to, risks relating to: the timing for commencement of clinical studies, the anticipated timing for completion of such studies, and the anticipated timing for regulatory actions; the success of future development activities; potential indications for which the Company’s product candidates may be developed; and the expected duration over which the Company’s cash balances will fund its operations. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company’s reports filed with the SEC. The Company expressly disclaims any intent to update any forward-looking statements.

Company Contact

Sandra Vedrick
Senior Manager, Investor Relations & Human Resources
La Jolla Pharmaceutical Company
Phone: (858) 256-7910
Email: svedrick@ljpc.com

and

Dennis M. Mulroy
Chief Financial Officer
La Jolla Pharmaceutical Company
Phone: (858) 433-6839
Email: dmulroy@ljpc.com